Exhibit 3.1

                                    RESTATED

                                     BY-LAWS

                                       of

                          ARIAD PHARMACEUTICALS, INC.,

                                   as amended

                            (A Delaware Corporation)

                           ---------------------------

                                    ARTICLE 1

                                   DEFINITIONS

      As used in these By-laws, unless the context otherwise requires, the term:

      1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

      1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

      1.3   "Board" means the Board of Directors of the Corporation.

      1.4 "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

      1.5 "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

      1.6 "Chairman" means the Chairman of the Board of Directors of the Corporation.

      1.7 "Chief Executive officer" means the Chief Executive officer of the Corporation.

      1.8 "Vice Chairman" means the Vice Chairman of the Board of Directors of the Corporation.

      1.9   "Corporation" means ARIAD Pharmaceuticals, Inc.

      1.10  "Directors" means directors of the Corporation.

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      1.11 "Entire Board" means all directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

      1.12 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

      1.13 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

      1.14  "President" means the President of the Corporation.

      1.15  "Secretary" means the Secretary of the Corporation.

      1.16  "Stockholders" means stockholders of the Corporation.

      1.17  "Treasurer" means the Treasurer of the Corporation.

      1.18  "Vice President" means a Vice President of the Corporation.

                                    ARTICLE 2

                                  STOCKHOLDERS
                                  ------------

      2.1 Place of Meetings. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

      2.2 Annual Meeting. The annual meeting of Stockholders shall be held each year on a date and at a time designated by the Board. At the meeting, directors shall be elected and any other business properly brought before the meeting pursuant to these By-laws may be transacted.

      2.3 Special Meetings. A special meeting of stockholders unless otherwise prescribed by statute may be called at any time by the Board or by the Chief Executive Officer or by the Secretary. At any special meeting of stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.4 hereof or in any waiver of notice thereof given pursuant to Section 2.5 hereof.

      2.4 Notice of Meetings of Stockholders. Except as otherwise provided in
Section 2.5 hereof, whenever under the provisions of any statute, the Certificate of incorporation or these By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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      2.5 Waivers of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the stockholder or stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objection, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

      2.6   Notice of Stockholder Business and Nominations.

            2.6.1 Annual Meetings of Stockholders.

                  (1) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (a) pursuant to the Corporation's notice of meeting pursuant to these By-laws, (b) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman or (c) by any Stockholder of the Corporation who was a stockholder of record at the time of giving of notice to the Secretary provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

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                  (2) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (c) of paragraph 2.6.1(1) of this Section, the Stockholder must have (i) given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must otherwise be a proper matter for Stockholder action, (iii) if the Stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined below in this paragraph 2.6.1(2), such Stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of at least a percentage of the Corporation's voting shares reasonably believed by such Stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such Stockholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the Stockholder or beneficial holder proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after the date of the annual meeting in the preceding year or if an annual meeting was not held in the preceding year, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of Stockholders commence a new time period (or extend any time period) for the giving of a Stockholder's notice as described above. The Stockholder's notice shall contain, at a minimum, the information set forth in this Section. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address, residence address and nationality of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) and any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the Stockholder proposes to bring before the meeting for consideration (i) a description of the business desired to be brought before the Stockholder meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), (iii) the reasons for conducting such business at the Stockholder meeting, (iv) and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) any other information relating to the Stockholder, the beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (c) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such Stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such Stockholder, beneficial owner and any other person or persons (including their names) pursuant to which the proposals are to be made by such Stockholder, (iv) a representation that such Stockholder intends to appear in person or by proxy at the meeting to propose the items of business set forth in the notice, (v) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee or to effect the proposal and/or (2) otherwise solicit proxies from Stockholders in support of such nomination or proposal (an affirmative statement of such intent, a "Solicitation Notice"), and (vi) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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                  (3) Notwithstanding anything in the second sentence of
paragraph 2.6.1(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a Stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth
(10th) day following the day on which such public announcement is first made by the Corporation.

            2.6.2 Special Meetings of Stockholders.

      Only such business shall be conducted at a special meeting of Stockholders as shall have been set forth in the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman or (b) provided that the Board has determined that directors shall be elected at such meeting, by any Stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board, any such Stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder's notice required by paragraph 2.6.1(2) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one-hundred twentieth (120th) day prior to such special meeting nor later than the close of business on the later of the ninetieth (90th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder's notice as described above.

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            2.6.3 General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance herewith to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section shall be deemed to affect any rights (i) of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

      2.7 Quorum of Stockholders; Adjournment. Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of one-third of all outstanding shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The chair of the meeting shall have the power and duty to determine whether a quorum is present at any Stockholder meeting.

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      2.8 Conduct of Meetings. Meetings of Stockholders shall be presided over by the Chairman or by another chair designated by the Board. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of Stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      2.9 Adjournment of Meeting. Any meeting of Stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The Stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting.

      At an adjourned meeting at which a quorum is present, the Stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than one-hundred twenty (120) days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting or if the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

      2.10 Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the Stockholders may be postponed, and any previously scheduled annual or special meeting of the Stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

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      2.11 Voting; Proxies. Unless otherwise provided in the Certificate of
Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his or her name on the record date of stockholders determined in accordance with applicable law. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or the stockholder's proxy and shall state the number of shares voted. On all other questions, the voting may be viva voce. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

      2.12 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

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      2.13  Procedures for Action By Written Consent.

            2.13.1 Request for a Record Date. (a) The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 2.13.1. Any person seeking to have the Stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in Section 2.13.1(b) below. The Board shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. Following the determination of the validity of the request, and (subject to Section 2.13.1(b)) no later than ten (10) days after the date on which such request is received by the Corporation, the Board may fix a record date for such purpose.

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                  (b) Any Stockholder's notice required by this Section 2.13.1 shall describe each action that the Stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) a description of the business desired to be brought before the Stockholders for their consideration, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration for adoption by consent and in the event that such business includes a proposal to amend the By-laws, the language of any proposed amendment), (iii) the reasons for soliciting consents for the proposal, (iv) any material interest in such proposal of such Stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (v) any other information relating to the Stockholder, the beneficial owner, or the proposal that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies or consents relating to the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the proposed action by consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a director (i) the name, age, business address, residence address and nationality of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies or consents for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition to the foregoing, the notice shall set forth as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and held of record by such Stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such Stockholder, beneficial owner and any other person or persons (including their names) pursuant to which the proposal(s) are to be made by such Stockholder, (iv) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Corporation's outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from Stockholders in support of the action to be taken by consent, and (v) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. During the ten (10) day period following the date of the receipt of the notice required under Section 2.13.1(a), the Corporation may require the Stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

            2.13.2 Form of Consent. Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 2.13 as a "Consent") shall bear the date of signature of each Stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 2.13, Consents signed by a sufficient number of Stockholders to take such action are so delivered to the Corporation.

            2.13.3 Delivery of Consent. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or to the Secretary at the Corporation's principal place of business. Delivery to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

            In the event of the delivery to the Corporation of a Consent, the Secretary shall provide for the safekeeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary shall promptly designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary under this Section 2.13.3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 2.13.3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

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            No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 2.13.3 represent at least the minimum number of votes that would be necessary to take the action.

            Nothing contained in this Section 2.13 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                    ARTICLE 3

                                    DIRECTORS

      3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the stockholders.

      3.2 Election. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders (at which a quorum was present to organize the meeting) by the holders of shares entitled to vote in the election.

      3.3 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

      3.4 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this
Section 3.4 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

      3.5 Times and Places of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

      3.6 Annual Meeting. The annual meeting of each newly elected Board may be held at a time convenient to the Board. The annual meeting may be held immediately following the annual meeting of Stockholders, and if so held, no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present.

      3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

      3.8 Special Meetings. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer or the Secretary or by any two or more Directors then serving on at least one day's notice to each Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least three days' notice if given by mail. Special meetings shall be called by the Chairman, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

      3.9 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

      3.10 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

      3.11 Notice Procedure. Subject to Sections 3.8 and 3.14 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

      3.12 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

      3.13 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman the Vice Chairman, or in the absence of the Vice Chairman a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

      3.14 Quorum of Directors. The presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

      3.15 Action by Majority Vote. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

      3.16 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

      The Board may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee to replace absent or disqualified members at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to (i) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by the General Corporation Law to be submitted to the Stockholders for approval or
(ii) adopting, amending or repealing any by-law of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

                                    ARTICLE 5

                                    OFFICERS

      5.1 Positions. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

      5.2 Appointment. The officers of the Corporation shall be chosen by the Board annually or at such other time or times as the Board shall determine.

      5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

      5.4 Term of Office. Each officer of the Corporation shall hold office until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

      5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

      5.6 Chairman; Vice Chairman. Subject to the provisions of Section 2.8 and
3.13 of these By-laws, the Chairman shall preside at all meetings of the Board and of the Stockholders and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. The Board may appoint, from among its members, a Vice Chairman. The Vice Chairman shall preside at all meetings of the Board when the Chairman is absent. The Vice Chairman shall not be an officer of the Corporation. The Vice Chairman may be removed from his position as Vice Chairman at any time, with or without cause, by the Board.

      5.7 Chief Executive Officer. The Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. All officers shall be subject to the direction of the Chief Executive Officer. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the Chief Executive officer shall perform all duties incident to the office of Chief Executive officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

      5.8 President. At the request of the Chief Executive Officer, or, in the Chief Executive Officer's absence, at the request of the Board, the President shall perform all of the duties of the Chief Executive officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and the President shall perform such other duties as from time to time may be assigned to the President by the Board or by the Chief Executive Officer.

      5.9 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and he subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board, by the Chief Executive Officer or by the President.

      5.10 Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the Chief Executive Officer.

      5.11 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.

      5.12 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the Chief Executive Officer.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

      6.1 Execution of Contracts. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

      6.2 Loans. The Board may prospectively or retroactively authorize the Chief Executive Officer or any other officer, employee or agent of the corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

      6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

      6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                    ARTICLE 7

                               STOCK AND DIVIDENDS
                               -------------------

      7.1 Certificates Representing Shares. Shares of the Corporation's stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      7.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and, except where a certificate is issued in accordance with
Section 7.4 below or in the case of uncertificated shares, on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

      7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

      7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any certificate for shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of such certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

      7.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

      7.6 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on any certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on any certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

      7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the Board:

            7.7.1 may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

            7.7.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

            7.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                    ARTICLE 8

                                 INDEMNIFICATION
                                 ---------------

      8.1 Indemnity Undertaking. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action ` suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8. Except as otherwise provided in Article 8, Section 8.3 hereof ("Claims"), the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Board.

      8.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses. Except as otherwise provided in
Article 8, Section 8.3 hereof ("Claims"), the Corporation shall be required to reimburse or advance expenses incurred by a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Board.

      8.3 Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within thirty (30) days after a written claim therefor by the person seeking indemnification or reimbursement or advancement of expenses has been received by the Corporation, the person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the person seeking indemnification or reimbursement or advancement of expenses is not entitled to the requested indemnification, reimbursement or advancement of expenses under applicable law.

      8.4 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any person entitled to indemnification under Section 8.1 in respect of any act or omission occurring prior to the time of such repeal or modification.

      8.5 Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      8.6 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

      8.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the Certificate of Incorporation or under Section 145 of the General Corporation Law or any other provision of law.

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

      8.8 Binding Effect. The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
      8.9 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

      8.10 Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

      8.11 Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

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                                    ARTICLE 9

                                BOOKS AND RECORDS
                                -----------------

      9.1 Books and Records. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

      9.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

      9.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the stockholders for inspection.

                                   ARTICLE 10

                                      SEAL
                                      ----

      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 11

                                   FISCAL YEAR
                                   -----------

      The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

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

                                   ARTICLE 12

                              PROXIES AND CONSENTS
                              --------------------

      Unless otherwise directed by the Board, the Chairman, the Chief Executive officer, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                                   ARTICLE 13

                                EMERGENCY BY-LAWS
                                -----------------

      Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency, which is defined as when a quorum of the Corporation's Directors cannot be readily assembled because of some catastrophic event. During such emergency:

      13.1 Notice to Board Members. Any one member of the Board or any one of the following officers: Chairman, Chief Executive Officer, President, any Vice President, Secretary, or Treasurer, may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

      13.2 Temporary Directors and Quorum. One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

      13.3 Actions Permitted To Be Taken. The Board as constituted in Section 13.2, and after notice as set forth in Section 13.1 may:

            13.3.1 prescribe emergency powers to any officer of the Corporation;

            13.3.2 delegate to any officer or Director, any of the powers of the Board;

            13.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

            13.3.4 relocate the principal place of business, or designate successive or simultaneous principal places of business; and

            13.3.5 take any other convenient, helpful or necessary action to carry on the business of the Corporation.

                                   ARTICLE 14

                                   AMENDMENTS
                                   ----------

      These By-laws may be altered, amended or repealed, and new by-laws made, by the Board, but the Stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.



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